UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

Lumber Liquidators Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33767 (Commission File Number)	27-1310817 (IRS Employer Identification No.)

3000 John Deere Road, Toano, Virginia 23168

(Address of Principal Executive Offices) (Zip Code)

(757) 259-4280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2018, the Board of Directors (the “Board”) of Lumber Liquidators Holdings, Inc. (the “Company”) took action to fill a vacancy in Class I of the Board. In connection with such action, the Company appointed Terri Funk Graham, 53, to serve, effective September 28, 2018, as a new director. In addition, the Board also appointed Ms. Graham to the Compensation and Nominating and Corporate Governance Committees of the Board, also effective September 28, 2018. There are no arrangements or understandings between Ms. Graham and any other person pursuant to which she was selected as director, and there are no transactions between Ms. Graham and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Graham currently serves as a branding strategy consultant. Ms. Graham previously served as Chief Marketing Officer of Red Envelope for Provide Commerce, Inc., an e-commerce gifting company from July 2013 to September 2014. Prior to that position, Ms. Graham, who joined Jack in the Box Inc., a restaurant company that operates and franchises Jack in the Box and Qdoba Mexican Grill restaurants, in 1990, most recently served as its Senior Vice President and Chief Marketing Officer from September 2007 to December 2012. Ms. Graham currently serves on the board of directors of Sprouts Farmers Market, Inc., a healthy grocery store, as well as its Compensation Committee, and she is the chairperson of its Nominating and Corporate Governance Committee. Ms. Graham previously served on the board of directors of 1-800 Contacts, the largest U.S. online retailer of contact lenses, from July 2015 to January 2016, and the board of directors of Hot Topic, Inc., a formerly publicly traded mall and web-based specialty retailer, from June 2012 to June 2013. Ms. Graham received a B.S. degree at San Diego State University and a Master’s degree in Business Organizational Management from the University of Phoenix.

Ms. Graham’s compensation will be consistent with the compensation policies applicable to the Company’s other non-employee directors as disclosed in the Company’s Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders.

The Company issued a press release on September 28, 2018 announcing the appointment of Ms. Graham, a copy of which is being furnished as an exhibit to this report and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2018

LUMBER LIQUIDATORS HOLDINGS, INC.

By:	/s/ M. Lee Reeves
M. Lee Reeves
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press release dated September 28, 2018